UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             ----------------


                                 FORM 8-K
                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                             October 21, 2005

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                         WERNER ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)


     NEBRASKA                         0-14690                    47-0648386
(State or other jurisdiction of    (Commission File           (IRS Employer
incorporation)                          Number)         Identification No.)


14507 FRONTIER ROAD
POST OFFICE BOX 45308
OMAHA, NEBRASKA                                                       68145
(Address of principal                                            (Zip Code)
executive offices)

    Registrant's telephone number, including area code:  (402) 895-6640


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On October 21, 2005, the Option Committee (the "Committee") of the Board of Directors of Werner Enterprises, Inc. (the "Company") approved a grant of options to purchase shares of the Company's common stock in accordance with the provisions of the Company's nonqualified stock option plan. The options have an exercise price equal to the closing price of the Company's common stock on the date immediately preceding the date of grant and become exercisable in the following percentages at the specified number of months from grant date: 25% at 24 months; 20% each at 36, 48, and 60 months; and 15% at 72 months. This grant included an option to purchase 35,000 shares granted to Daniel H. Cushman, Senior Executive Vice President, Chief Marketing and Operational Officer, and an option to purchase 20,000 shares granted to Derek J. Leathers, Executive Vice President - Van Division and International, both named executive officers of the Company. The notice of grant pursuant to which the Company makes awards is included as an exhibit to this Form 8-K.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibit 99.1    Notice of Grant of Nonqualified Stock Option.



                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WERNER ENTERPRISES, INC.


Date:      October 27, 2005             By:  /s/ John J. Steele
           ----------------                  ------------------------------
                                             John J. Steele
                                             Executive Vice President,
                                              Treasurer and Chief
                                              Financial Officer


Date:      October 27, 2005             By:  /s/ James L. Johnson
           ----------------                  ------------------------------
                                             James L. Johnson
                                             Senior Vice President,
                                              Controller and Corporate
                                              Secretary